                               POWER OF ATTORNEY

     Know all by these present, that Takeda Pharma A/S, a stock limited company incorporated under the laws of Denmark, and with business address at Dybendal
Alle 10, 2630 Taastrup, Denmark ("Takeda Pharma A/S") hereby constitutes and appoints each of Paul Sundberg, Chad Diehl and Brett Budzinski, signing singly, as Takeda Pharma A/S's true and lawful attorney-in-fact to:

     (1)  prepare, execute in Takeda Pharma A/S's name and on Takeda Pharma
          A/S's behalf, and submit to the U.S. Securities and Exchange
          Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Takeda Pharma A/S to make electronic filings with the SEC of Reports required by Sections 13 and 16(a) of the Securities
          Exchange Act of 1934 or any rule or regulation of the SEC;

     (2)  prepare and file on behalf of Takeda Pharma A/S any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and
          Form 5) that Takeda Pharma A/S may be required to file with the SEC pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities
          Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports")
          with respect to Takeda Pharma A/S's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned
          (directly or indirectly) by Takeda Pharma A/S (each an "Portfolio
          Company" and collectively "Portfolio Companies");

     (3)  do and perform any and all acts for and on behalf of Takeda Pharma A/S which may be necessary or desirable to complete and execute any such
          Reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

     (4)  complete for and on behalf of Takeda Pharma A/S, execute in Takeda
          Pharma A/S's name and on Takeda Pharma A/S's behalf, and submit to the requestor thereof, any questionnaires, documents or other materials that are requested in connection with any (i) equity or debt offering by a Portfolio Company and (ii) exercise by Takeda Pharma A/S of voting or proxy rights in connection with Takeda Pharma A/S's equity ownership of any Portfolio Company; and

     (5)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Takeda
          Pharma A/S, it being understood that the documents executed by such attorney-in-fact on behalf of Takeda Pharma A/S pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
          fact's discretion.

     Takeda Pharma A/S hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as Takeda Pharma
A/S might or could do if the legal representatives of Takeda Pharma AJS were personally present, hereby ratifying and confirming all that such attorney-in-
fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Takeda Pharma A/S acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of
Takeda Pharma A/S, are not assuming nor relieving any of Takeda Pharma A/S's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.
Takeda Pharma A/S acknowledges that none of the foregoing attorneys-in-fact assume (i) any liability for Takeda Pharma A/S's responsibility to comply with the requirements of the Act or the Exchange Act, (ii) any liability of Takeda
Pharma A/S for any failure to comply with such requirements or (iii) any obligation or liability of Takeda Pharma A/S for profit disgorgement under
Section 16(b) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until Takeda
Pharma A/S is no longer required to file any Reports with respect to Takeda
Pharma A/S's ownership of, or transactions in, the securities of Portfolio
Companies, unless earlier revoked by Takeda Pharma A/S at any time at its sole discretion. This Power of Attorney shall expire as to any individual attorney-
in-fact if such attorney-in-fact ceases to serve as an employee of Takeda
Pharmaceutical Company Limited (Japan) or one of its subsidiaries.

                            [Signature page follows]

     IN WITNESS WHEREOF, Takeda Pharma A/S has caused this Power of Attorney to become effective as of the date set forth below.

                                TAKEDA PHARMA A/S

                                By: /s/ Patrik Forsell
                                   -----------------------------
                                Name: Patrik Forsell

                                Title: Managing Director
                                Date: 12/12-2017
                                     ----------------------------